UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2017

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	000-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

980 S. Cherry Street, Suite 1515 Denver, CO	80246
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure.

On November 7, 2017, the Company issued a press release announcing it received a notification letter from the Nasdaq Stock Market LLC.

A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 8.01     Other Events.

On November 3, 2017, U.S. Energy Corp. (the “Company”) received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq has determined to allow continued listing of the Company’s common stock on the Nasdaq Stock Market due to the Company’s bid price having closed above $1.00 for the prior ten consecutive trading days, subject to the following: on or before November 15, 2017, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of 20 prior consecutive trading days. Should the Company fail to meet this requirement, it shall provide Nasdaq with an updated commitment and timeline for implementing a reverse stock split so as to ensure compliance no later than January 15, 2018.

On October 31, 2017 the Company filed a Definitive Proxy Statement on Schedule 14A which will be mailed to shareholders on or about November 17, 2017 for a special meeting of the Company to be held December 27, 2017. The purpose of the special meeting is to, among other things, obtain shareholder approval of an amendment to the Company’s articles of incorporation to implement a reverse stock split of the Company’s outstanding common stock at a reverse split ratio of 1-for-5. A reverse stock split will increase the trading price of the Company’s common stock above $1.00 per share and, accordingly, should allow the Company to maintain its listing on Nasdaq. If approved by the shareholders, implementation of such reverse stock split will be subject to the discretion of the Company’s board of directors. If the Company meets Nasdaq’s listing requirements prior to the special meeting, the board of directors, in its discretion, may elect not to effect the reverse stock split.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated November 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: November 7, 2017	By:	/s/ David A. Veltri
David A. Veltri
President and Chief Executive Officer